UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2007

SUNESIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51531	94-3295878
(Commission File No.)	(IRS Employer Identification No.)

341 Oyster Point Boulevard
South San Francisco, California 94080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 266-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 27, 2007, the Board of Directors of Sunesis Pharmaceuticals, Inc. committed to a restructuring plan that will result in an immediate reduction of approximately 25% of Sunesis’ workforce. Employees directly affected by the restructuring plan have received notification and will be provided with severance payments and outplacement assistance. The restructuring plan follows Sunesis’ announcement that it was undergoing a rigorous assessment of its portfolio and that its top priority is the advancement of its lead product candidate, SNS-595, for the treatment of acute myeloid leukemia and ovarian cancer. The restructuring is intended to reduce Sunesis’ operating expenses. Sunesis expects to complete the restructuring plan by the end of 2007.

As a result of the restructuring plan, Sunesis estimates that it will record a one-time restructuring charge in the third quarter of 2007 of between approximately $1.0-1.2 million for personnel costs and approximately $0.5-0.8 million for facilities-related and other costs. Sunesis estimates that the total amount of the restructuring charge will be between $1.5-2.0 million. The cash portion of this restructuring charge will be approximately $1.0-1.2 million. The majority of the severance payments will be paid out during the third quarter of 2007. The severance-related charge that Sunesis expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may materially differ. Sunesis may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

This report contains “forward-looking” statements, including but not limited to statements with respect to the expected timing for completion of the restructuring plan, the estimated restructuring charges to be incurred in the third quarter, the safety and potential efficacy of SNS-595 for the treatment of acute myeloid leukemia and ovarian cancer, the anticipated timing of the commencement and completion of clinical trials and the announcement of clinical results. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Sunesis' actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, Sunesis' drug discovery and development activities could be halted or significantly delayed, Sunesis' clinical trials for SNS-595 may not demonstrate safety or efficacy or lead to regulatory approval, Sunesis' clinical trials for SNS-595 may not satisfy the requirements of the FDA or other regulatory agencies, risks related to the conduct of Sunesis' clinical trials and manufacturing of SNS-595, Sunesis may require substantial additional funding, which may not be available to Sunesis on acceptable terms, or at all, and Sunesis’ need to retain skilled employees and consultants and other risks detailed from time to time in Sunesis’ SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and other periodic filings with the SEC. Sunesis does not undertake any obligation to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
99.1	Press release, dated as of August 28, 2007, entitled “Sunesis Pharmaceuticals Announces Reorganization to Focus Resources and Build Value in Clinical-Stage Programs.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: August 28, 2007
	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Senior Vice President, Corporate Development and Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Press release, dated as of August 28, 2007, entitled “Sunesis Pharmaceuticals Announces Reorganization to Focus Resources and Build Value in Clinical-Stage Programs.”